                                                                  EXHIBIT 23.2

                             CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated November 15, 1996 relating to the consolidated financial statements of CVC, Inc. and subsidiary which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.




Chapman, Collins, Agostinelli & Shaw, P.C.


Rochester, New York
October 16, 1997